EXHIBIT 99.9(e)

Addendum to Participation Agreement

                      ADDENDUM TO PARTICIPATION AGREEMENT
                      -----------------------------------


     The Participation Agreement, made the 6th day of November, 1992 and subsequently amended on January 4, 1994, August 15, 1994 and November 20, 1995, by and between PACIFIC LIFE INSURANCE COMPANY (the "Company"), a life insurance company domiciled in California, on its behalf and on behalf of the segregated asset accounts of the Company listed on Exhibit A to this Agreement (the "Separate Accounts"); Pacific Select Fund (the "Fund"), a Massachusetts business trust; and Pacific Mutual Distributors, Inc. ("Distributor"), a California Corporation ("the Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this ___ day of __________________, 1998.

                                 WITNESSETH:

     WHEREAS, the Fund is authorized to issue separate classes of shares of beneficial interest ("shares") each representing an interest in a separate portfolio of assets known as a "series" and each series has its own investment objective, policies, and limitations; and

     WHEREAS, the Fund is available to offer shares of one or more of its series to separate accounts of insurance companies that fund variable life insurance policies and variable annuity contracts ("Variable Contracts"); and

     WHEREAS, the Fund currently consists of fourteen separate series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Government Securities Portfolio, Growth Portfolio, Equity Income Portfolio, Multi-Strategy Portfolio, International Portfolio, Equity Index Portfolio, Growth LT Portfolio, Equity Portfolio, Bond and Income Portfolio, Aggressive Equity Portfolio and Emerging Markets Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund intends to establish four additional Portfolios to be designated as the Large-Cap Value Portfolio, Mid-Cap Value Portfolio, REIT Portfolio and Small-Cap Index Portfolio; and

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

          The Agreement is amended by replacing the second paragraph with the following language:

          "WHEREAS, the Fund is available to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable life insurance policies and variable annuity contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund is comprised of multiple separate Portfolios, and other Portfolios may be established in the future; and"
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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                              PACIFIC SELECT FUND



Attest:  /s/ Audrey L. Milfs                   By:      /s/ Thomas C. Sutton
-------------------------------------------       ------------------------------
Name:    Audrey L. Milfs                       Name:    Thomas C. Sutton
Title:   Secretary                             Title:   Chairman of the Board,
                                                        Trustee and President



                       PACIFIC MUTUAL DISTRIBUTORS, INC.



Attest:   /s/ Audrey L. Milfs                 By:     /s/ Gerald W. Robinson
-----------------------------------------        -----------------------------
Name:     Audrey L. Milfs                     Name:  Gerald W. Robinson
Title:    Secretary                           Title: Director, Chairman & CEO


Attest:   /s/ Audrey L. Milfs                 By:     /s/ Edward R. Byrd
-----------------------------------------        -----------------------------
Name:     Audrey L. Milfs                     Name:   Edward R. Byrd
Title:    Secretary                           Title:  Director, Treasurer & CFO


                         PACIFIC LIFE INSURANCE COMPANY



Attest:   /s/ Audrey L. Milfs                 By:     /s/ Thomas C. Sutton
-----------------------------------------        -----------------------------
Name:     Audrey L. Milfs                     Name:   Thomas C. Sutton
Title:    Secretary                           Title:  Chairman and CEO


Attest:   /s/ Audrey L. Milfs                 By:     /s/ Glenn S. Schafer
-----------------------------------------        -----------------------------
Name:     Audrey L. Milfs                     Name:   Glenn S. Schafer
Title:    Secretary                           Title:  President

                                   EXHIBIT A


               PACIFIC SELECT SEPARATE ACCOUNT
               PACIFIC SELECT EXEC SEPARATE ACCOUNT
               PACIFIC SELECT VARIABLE ANNUITY SEPARATE ACCOUNT
               PACIFIC COLI SEPARATE ACCOUNT
               SEPARATE ACCOUNT A

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                                   EXHIBIT B


                             MONEY MARKET PORTFOLIO
                             MANAGED BOND PORTFOLIO
                        GOVERNMENT SECURITIES PORTFOLIO
                           HIGH YIELD BOND PORTFOLIO
                                GROWTH PORTFOLIO
                              GROWTH LT PORTFOLIO
                            EQUITY INCOME PORTFOLIO
                            MULTI-STRATEGY PORTFOLIO
                                EQUITY PORTFOLIO
                           BOND AND INCOME PORTFOLIO
                             EQUITY INDEX PORTFOLIO
                            INTERNATIONAL PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                          AGGRESSIVE EQUITY PORTFOLIO
                           LARGE-CAP VALUE PORTFOLIO
                            MID-CAP VALUE PORTFOLIO
                                 REIT PORTFOLIO
                           SMALL-CAP INDEX PORTFOLIO